EXHIBIT 4.3

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.16 OF THE MORTGAGE HEREINAFTER REFERRED TO, THIS BOND MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS BOND IS A GLOBAL SECURITY WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS BOND IS EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PACIFICORP

5.300% Series Due 2031
(A Series of First Mortgage Bonds)

No.	US $
Date: January 5, 2024	Cusip: 695114 DC9

PACIFICORP, an Oregon corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, on February 15, 2031, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the sum of ($ ), in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest thereon from the February 15 or August 15 next preceding the date hereof, or if no interest has been paid on the bonds of this series, from January 5, 2024, at the rate of five and three-tenths per centum (5.300%) per annum, in like coin or currency at such office or agency on February 15 and August 15 in each year (each, an "Interest Payment Date"), commencing August 15, 2024, until the principal of this bond shall have been paid or duly provided for; provided that the interest so payable on any Interest Payment Date will, subject to certain exceptions set out in the Thirty-Fifth Supplemental Indenture (hereinafter mentioned), be paid to the person in whose name this bond (or any bond previously Outstanding in transfer or exchange for which this bond was issued) is registered on the Record Date next preceding such Interest Payment Date; provided, however, that interest payable upon maturity or earlier redemption will be payable to the person to whom principal is payable. So long as this bond remains in book-entry only form, the Record Date for each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date, and, if this bond is not in book-entry only form, the Record Date for each Interest Payment Date will be the close of business on the 1st calendar day of the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).

The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

"Business Day" means, for purposes of the preceding two paragraphs, a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

1. This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 5.300% Series Due 2031 to be issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Thirty-Fifth Supplemental Indenture dated as of January 1, 2024, the "Mortgage"), dated as of January 9, 1989 executed by the Company to Morgan Guaranty Trust Company of New York, as trustee (The Bank of New York Mellon Trust Company, N.A., as successor). Reference is made to the Mortgage for a description of the property mortgaged, and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definitions of certain terms hereinafter used.

With the consent of the Company and to the extent permitted by and in the manner provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of bonds then Outstanding under the Mortgage, all voting as a single class or, if the rights of the holders of one or more, but less than all, series of bonds then Outstanding are to be adversely affected, then by affirmative vote of the holders of at least sixty per centum (60%) principal amount of those bonds then Outstanding so to be adversely affected, all voting as a single class (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall, without the consent of the holder hereof, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates expressed herein, or to institute suit for the enforcement of any such payment on or after such respective dates, or permit the creation of and lien ranking equal or prior to the Lien of the Mortgage or deprive the bolder of the benefit of a lien on the Mortgaged and Pledged Property or reduce the percentage vote required to effect such modifications or alterations.

The Company has reserved the right, without any consent or other action by holders of bonds of the Ninth Series known as First Mortgage and Collateral Trust Bonds, Secured Medium-Term Notes, Series F, or any other series of bonds subsequently created under the Mortgage (including the bonds of this series), to amend the Mortgage in order to except from the Lien of the Mortgage allowances allocated to steam-electric generating plants owned by the Company, or in which the Company, or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990 as now in effect or as hereafter supplemented or amended.

2. The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.

3. Prior to December 15, 2030 (two months prior to their maturity date) (the “Par Call Date”), the Company may redeem the bonds at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to (A) the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and (ii) one hundred per centum (100%) of the principal amount of bonds of this series then Outstanding to be redeemed; plus (B) accrued and unpaid interest thereon to the date on which such bonds are to be redeemed (the "Redemption Date"). On or after the Par Call Date, the redemption price shall be equal to one hundred per centum (100%) of the principal amount of bonds of this series then Outstanding to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

For purposes of this Section 3:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Company shall give the Trustee notice of the redemption price for any redemption occurring prior to the par call date immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each holder of bonds to be redeemed at its registered address.

In the case of a partial redemption, selection of the bonds for redemption will be made by lot. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond is to be redeemed in part only, the notice of redemption that relates to the bond will state the portion of the principal amount of the bond to be redeemed. A new bond in a principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the bond upon surrender for cancellation of the original bond. For so long as the bonds are held by The Depository Trust Company (or another depositary), the redemption of the bonds shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the bonds or portions thereof called for redemption.

4. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustee may deem and treat the person in whose name this bond is registered as the holder and the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

5. In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

6. As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen (15) days next preceding any designation of bonds of such series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

7. No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until The Bank of New York Mellon Trust Company, N.A., a national banking association, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

[Signature page follows]

IN WITNESS WHEREOF, PacifiCorp has caused this bond to be signed in its corporate name by its Chairman of the Board, President and Chief Executive Officer, or one of its Vice Presidents, by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary, or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

PACIFICORP

Dated: January 5, 2024	___________________________________
Name:
Title:

[SEAL]

Attest: ___________________________________
Name:
Title:

TRUSTEE’S AUTHENTICATION CERTIFICATE This bond is one of the bonds of the series herein designated described or provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

___________________________________
Authorized Signatory